Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITC^DeltaCom, Inc.

Huntsville, Alabama

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of ITC^DeltaCom, Inc. of our reports dated March 22, 2007, relating to the consolidated financial statements and financial statement schedule, which appear in ITC^DeltaCom’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BDO Seidman, LLP

Atlanta, Georgia
November 30, 2007